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                                                                Exhibit No. 4(b)



                              SUB-ADVISORY CONTRACT

         Contract made as of February 8, 2001 between MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins"), and DSI INTERNATIONAL MANAGEMENT, INC., a Delaware corporation ("Sub-Adviser").


                                    RECITALS

         (1) Mitchell Hutchins has entered into an Investment Advisory and Administration Agreement, dated February 8, 2001 ("Management Agreement"), with PaineWebber Financial Services Growth Fund Inc. ("Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("Investment Company Act");

         (2) The Fund offers for public sale a single distinct series of shares of common stock, which corresponds to a distinct portfolio and is known as "PaineWebber Financial Services Growth Fund" ("Series"), and may offer additional distinct series in the future;

         (3) Under the Management Agreement, Mitchell Hutchins has agreed to provide certain investment advisory and administrative services to the Series;

         (4) The Management Agreement permits Mitchell Hutchins to delegate certain of its duties as investment adviser thereunder to a sub-adviser;

         (5) Mitchell Hutchins desires to retain the Sub-Adviser to furnish certain investment advisory services with respect to PaineWebber Financial Services Growth Fund; and

         (6) The Sub-Adviser is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Mitchell Hutchins and the Sub-Adviser agree as follows:

         1. Appointment. Mitchell Hutchins hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Series for the period and on the terms set forth in this Contract. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. Duties as Sub-Adviser.

         (a) Subject to the supervision and direction of the Fund's Board of Directors ("Board") and review by Mitchell Hutchins, and any written guidelines adopted by the Board or Mitchell Hutchins, the Sub-Adviser will provide a continuous investment program for the Series, including investment research and management with respect to all securities and investments and cash equivalents in the Series. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Series. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions. The Sub-Adviser will








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provide services under this Contract in accordance with the Series' investment objective, policies and restrictions as stated in the Fund's currently effective registration statement under the Investment Company Act, and any amendments or supplements thereto ("Registration Statement").

         (b) The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Series, the Sub-Adviser may, in its discretion, use brokers who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Series and its other clients and that the total commissions paid by the Series will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Series with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Series and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. Mitchell Hutchins recognizes that in some cases this procedure may adversely affect the results obtained for the Series.

         (c) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the Investment Company Act and the rules and regulations promulgated thereunder with respect to actions by the Sub-Adviser on behalf of the Series, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Sub-Adviser hereby agrees that all records that it maintains for the Series are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the Investment Company Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Series upon request by the Fund.

         (d) At such times as shall be reasonably requested by the Board or Mitchell Hutchins, the Sub-Adviser will provide the Board and Mitchell Hutchins with economic and investment analyses and reports and make available to the Board and Mitchell Hutchins any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

         (e) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to arrange for the provision of a price from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

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         3. Further Duties. In all matters relating to the performance of this
Contract, the Sub-Adviser will act in conformity with the Fund's Articles of Incorporation, By-Laws and Registration Statement and with the written instructions and written directions of the Board and Mitchell Hutchins; and will comply with the requirements of the Investment Company Act and the Investment Advisers Act of 1940, as amended ("Advisers Act") and the rules under each, Subchapter M of the Internal Revenue Code ("Code"), as applicable to regulated investment companies; and all other federal and state laws and regulations applicable to the Fund and the Series. Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Fund's Articles of Incorporation, By-Laws, Registration Statement, written instructions and directions of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with Mitchell Hutchins (other than PaineWebber Incorporated and Mitchell Hutchins itself).

         4. Expenses. During the term of this Contract, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Contract.

         5. Compensation.

         (a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Contract, Mitchell Hutchins, not the Series, will pay to the Sub-Adviser a sub-advisory fee, computed daily and paid monthly, at an annual rate of 0.35% of the Series' average daily net assets.

         (b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

         (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.

         6. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Series, the Fund, its shareholders or by Mitchell Hutchins in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

         7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

         (a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Contract remains in effect; (ii) is not prohibited by the Investment Company Act or the Advisers Act from performing the services contemplated by this Contract;
(iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable






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requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.

         (b) The Sub-Adviser has adopted a written code of ethics and appropriate procedures (collectively, "Code") pursuant to Rule 17j-1 under the Investment Company Act. No less frequently than annually, the Sub-Adviser shall furnish the Board with a written report that (i) describes any issues arising under the Code since the last report to the Board, including information about material violations of the Code and sanctions imposed in response to the material violations, (ii) certifies that the Code adopted is reasonably necessary to prevent directors and employees, including access persons (as that term is defined under Rule 17j-1) from future violations of the Code; and (iii) provides a copy of the current Code together with both a written description of all material changes to it and a written description of the Code's mechanisms for compliance with Rule 17j-1 and why the Sub-Adviser believes the Code is reasonably designed to meet the requirements of Rule 17j-1. Upon request, the Sub-Adviser agrees to assist Mitchell Hutchins and the Board with all reasonable requests related to the Code, including providing assurances that it is complying with its obligations under Rule 17j-1, as it may be amended from time to time.

         (c) The Sub-Adviser has provided Mitchell Hutchins with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the Securities and Exchange Commission ("SEC") and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.

         (d) The Sub-Adviser will notify Mitchell Hutchins of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Series or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change.

         (e) The Sub-Adviser agrees that neither it, nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Series, the Fund, Mitchell Hutchins or any of their respective affiliates in offering, marketing or other promotional materials without the prior express written consent of Mitchell Hutchins.

         8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a Director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.




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         9. Duration and Termination.

         (a) This Contract shall become effective upon the date first above written, provided that this Contract shall not take effect unless it has first been approved: (i) by a vote of a majority of those Directors of the Fund who are not parties to this Contract or interested persons of any such party ("Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Series' outstanding securities.

         (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually: (i) by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or by vote of a majority of the outstanding voting securities of the Series.

         (c) Notwithstanding the foregoing, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Series on 60 days' written notice to the Sub-Adviser. This Contract may also be terminated, without the payment of any penalty, by Mitchell Hutchins: (i) upon 120 days' written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any representations and warranties set forth in Paragraph 7 of this Contract, if such breach has not been cured within a 20 day period after notice of such breach; or (iii) immediately if, in the reasonable judgment of Mitchell Hutchins, the Sub-Adviser becomes unable to discharge its duties and obligations under this Contract, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Series. The Sub-Adviser may terminate this Contract at any time, without the payment of any penalty, on 120 days written notice to Mitchell Hutchins. This Contract will terminate automatically in the event of its assignment or upon termination of the Advisory Contract as it relates to the Series.

         10. Amendment of this Contract. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No amendment of this Contract shall be effective until approved by a vote of a majority of the Independent Directors.

         11. Governing Law. This Contract shall be construed in accordance with the Investment Company Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the Investment Company Act, the latter shall control.

         12. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser,"





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"net assets," "sale," "sell" and "security" shall have the same meaning as such terms have in the Investment Company Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Contract may be signed in counterparts.

         13. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail - return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. O'Donnell, Deputy General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of John J. Holmgren, Jr., Executive Vice President and Chief Operating Officer of the Sub-Adviser.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                         MITCHELL HUTCHINS ASSET
                                         MANAGEMENT INC.
                                         51 West 52nd Street
Attest:                                  New York, New York  10019-6114

By: /s/ Evelyn DeSimone                  By: /s/ Dianne E. O'Donnell
    ---------------------------------        -----------------------
    Name: Evelyn Desimone                    Name: Dianne E. O'Donnell
    Title: Assistant Vice President          Title: Senior Vice President

                                         DSI INTERNATIONAL
                                         MANAGEMENT, INC.
                                         301 Merritt 7
Attest:                                  Norwalk, CT  06851

By: /s/ George W. Rooney, Jr.            By: /s/ John J. Holmgren, Jr.
    ---------------------------------        -------------------------
    Name: George W. Rooney, Jr.              Name: John J. Holmgren, Jr.
    Title: FVP                               Title: Executive Vice President



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